AMENDMENT NO. 2

Dated as of September 17, 2008

to

TRANSFER AND CONTRIBUTION AGREEMENT (PRIME)

Dated as of November 9, 2007

between

EDUCATION EMPOWERMENT FUND I, LLC

and

EDUCATION EMPOWERMENT SPV, LLC

This AMENDMENT NO. 2, dated as of September 17, 2008 (this "**Amendment**"), entered into pursuant to the Transfer and Contribution Agreement (Prime), dated as of November 9, 2007 (as amended on May 14, 2008, the "**Existing Agreement**") between EDUCATION EMPOWERMENT FUND I, LLC, a Delaware limited liability company (the "**Transferor**") and EDUCATION EMPOWERMENT SPV, LLC, a Delaware limited liability company (the "**Borrower**") (the Existing Agreement, as amended by this Amendment, being the "**T&CA**"). Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in or by reference in the T&CA.

WITNESSETH THAT:

WHEREAS, the parties named above have entered into the T&CA, and now wish to amend the T&CA as set forth herein.

NOW THEREFORE, it is agreed as follows:

SECTION 1. Amendment to Schedule B of the T&CA. Schedule B of the T&CA is hereby deleted in its entirety and replaced with Exhibit A hereto.

SECTION 2. Conditions Precedent to Effectiveness of Section 1 of this Amendment. Section 1 of this Amendment shall become effective when each of the following conditions has been satisfied:

(a) the parties hereto shall have received the written consent of the Agent to the entering into of this Amendment, which shall be evidenced by the Agent's execution and delivery of the Third Amended and Restated Receivables Loan and Security Agreement dated concurrently with this Amendment.

(b) the Agent shall have received this Amendment executed and delivered by an authorized officer of the Transferor.

(c) the Agent shall have received this Amendment executed and delivered by an authorized officer of the Borrower.

SECTION 3. Ratification. As amended by this Amendment, the T&CA is in all respects ratified and confirmed and the T&CA as so amended by this Amendment shall be read, taken and construed as one and the same instrument. References to the Existing Agreement in any Transaction Document (as defined in the RLSA) or other document or instrument relating thereto, shall following the effectiveness of this Amendment, be deemed to refer to the Existing Agreement as amended by this Amendment.

SECTION 4. Counterparts. For the purpose of facilitating the execution of this Amendment and for other purposes, this Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5. Governing Law. THIS AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

EDUCATION EMPOWERMENT FUND I, LLC

By: ______________________
Name:
Title:

EDUCATION EMPOWERMENT SPV, LLC

By: ______________________
Name:
Title:

[Signature Page to Amendment No. 2 to Transfer and Contribution Agreement (Prime)]

EXHIBIT A TO AMENDMENT NO. 2
TO TRANSFER AND CONTRIBUTION AGREEMENT (PRIME)

SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF TRANSFEROR WITH RESPECT TO CONTRACTS RELATED TO RECEIVABLES REFERRED TO IN ANY ASSIGNMENT

The following representations and warranties are made by Transferor as of the date of any Assignment delivered by Transferor to the Borrower with respect to the Contracts related to the Receivables which are referred to in such Assignment (or any schedule thereto).

1. Each such Contract represents the genuine, legal, valid, binding and full recourse payment obligation of the Obligor thereunder, enforceable by the Borrower in accordance with its terms, and the Obligor with respect to such Contract had full legal capacity to execute and deliver such Contract and any other documents related thereto.

2. No such Contract was originated pursuant to the FFELP Program or the HEALP Program.

3. Each such Contract, at the time of origination, conformed to all requirements of the applicable Credit Policy.

4. No such Contract or the related Receivable is secured by any collateral.

5. Each such Contract (i) was originated by an Originator, with respect to which at the time of such origination and the time of the related transfer of the Contract to the Transferor, there had not occurred a Purchase Termination Event, (ii) was acquired by the Transferor from the Originator, pursuant to the Prime Program and the Originator Agreement in the ordinary course of the Transferor's business and the Originator had all necessary licenses and permits to originate such Contracts (and the Transferor had all necessary licenses to acquire such Contracts from the Originator) in the state where the related Obligor resides, (iii) was conveyed by the Transferor to the Borrower under the Transfer and Contribution Agreement (Prime) and the Borrower has all necessary licenses and permits to own Receivables and acquire Contracts in the state where the related Obligor resides, and (iv) provides, upon the Receivable entering Repayment status, for regularly scheduled payments to occur no less frequently than quarterly.

6. Each such Contract complies with all requirements under applicable law in effect as of the initial Conveyance hereunder necessary for the Receivable to be non-dischargeable in a United States federal Bankruptcy Code case involving the Obligor as debtor (it being understood that any such Contract may be so discharged as a result of other circumstances affecting the Obligor).

7. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss

Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the National Consumer Act, and of the Uniform Consumer Credit Code, and all other consumer credit laws and equal credit opportunity and disclosure laws), in respect of each such Contract, and the origination thereof, have been complied with in all respects.

8. No such Contract is the subject of any litigation, nor is it subject to any right of rescission, setoff, counterclaim or defense on the part of the Obligor thereunder.

9. Each such Contract (and the related Receivable), (i) as of the time of Conveyance hereunder had not at any time been more than 90 days past due and was not, at the time of its Conveyance hereunder, more than 30 days past due (and no funds had been advanced by the Transferor, the Borrower or anyone acting on behalf of any of them in order to cause such Contract to qualify under this Item 9), and (ii) had no provision thereof, waived, amended, altered or modified in any respect since its origination, except in accordance with the applicable Credit and Collection Policy.

10. The Obligor under such Contract is an Eligible Obligor.

11. Each such Contract was originated in the United States and denominated in United States Dollars.

12. The Obligor with respect to such Contract had, at the time of acquisition of the Contract by the Borrower, a billing address in the United States.

13. With respect to an Old Prime Receivable, the Obligor with respect to such Contract had a FICO Score at the time of credit approval for origination of at least 620, and, with respect to a New Prime Receivable, the Obligor with respect to such Contract had a FICO Score of at least 680.

14. With respect to an Old Prime Receivable, at the time of being Conveyed hereunder, the inclusion of each such Receivable as a Conveyed Receivable did not cause the weighted average FICO Score of all Old Prime Receivables to be less than either (i) 690, if at such time the aggregate Outstanding Balance of all Pledged Receivables of such Type is less than $25,000,000 or (ii) otherwise, 700, and with respect to a New Prime Receivable, at the time of being Conveyed hereunder, the inclusion of such Receivable as a Conveyed Receivable did not cause the weighted average FICO Score of all Prime Receivables to be less than 715.

15. The Contract did not provide for an origination fee in excess of 8.0% of the funded principal balance thereof.

16. At the time of being Conveyed hereunder, the inclusion of such Receivable as a Conveyed Receivable did not cause the weighted average federal public cohort default rate, as published by the Department of Education in 2003, for all Pledged Receivables of such Type to exceed 3.5%.

17. Each such Contract constitutes an instrument, account or general intangible within the meaning of the UCC.

18. The Receivable evidenced by such Contract is not a Defaulted Receivable.

19. Each such Contract was originated by the Originator without any fraud or material misrepresentation on the part of the related Obligor, the Originator or the Transferor. Each such Contract was sold and conveyed by the Originator to the Transferor without any fraud or material misrepresentation on the part of the Originator, and was sold or contributed and conveyed by the Transferor to the Borrower without any fraud or material misrepresentation on the part of the Transferor.

20. Each such Contract (i) is payable by one or two Obligors, each of whom is a natural Person, and if the Contract is payable by more than one Obligor, each such Obligor is jointly and severally obligated to pay the full amount payable under such Contract.

21. Each such Contract is payable by an Obligor who is not, nor was such Obligor at any time during the three (3) year period immediately preceding the date of the Conveyance of such Contract hereunder, subject to any bankruptcy, insolvency, reorganization or similar proceeding.

22. The information pertaining to each such Contract set forth in the Schedule of Contracts (as defined in the Transfer and Contribution Agreement (Prime)) and the related Assignment is true and correct in all respects.

23. With respect to each such Contract, by the Borrowing Date on which such Contract is Conveyed hereunder, the Transferor will have caused its master computer records relating to such Contract to be clearly and unambiguously marked to show that such Contract has been Conveyed to the Borrower under this Agreement.

24. The Computer Tape or Listing to be made available by the Transferor to the Agent from time to time was complete and accurate as of the Borrowing Date on which such Contract is Conveyed hereunder.

25. With respect to each such Contract, there exists a Receivable File and such Receivable File contains each item listed in the definition of Specified Document File with respect to such Contract and such items are as of the time of Conveyance in the possession of the Custodian, and the Custodian as of such time, had not specified that a Deficiency (within the meaning of the Custodial Agreement) existed in respect of such Contract, which Deficiency had not otherwise been waived or otherwise accepted by the Agent in connection with the Conveyance and Pledge of such Contract.

26. No such Contract has been repaid, prepaid in full, satisfied, subordinated or rescinded.

27. No such Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the transfer, pledge and/or assignment of such Contract under this Agreement or the RLSA and neither the Originator nor the Transferor has entered into any agreement with any Obligor that prohibits, restricts or conditions the sale, transfer, pledge and/or assignment of such Contract.

28. No such Contract has been sold, transferred, assigned or pledged by the Originator to any Person other than the Transferor (or, if previously so conveyed to a Person other than the Transferor, there has been delivered to the Agent evidence reasonably acceptable to the Agent of the conveyance of ownership of such Contract and related Receivable to the Transferor and of the release of any lien or encumbrance on such Contract or related Receivable granted by any such prior owner or holder of the Contract and related Receivable), nor by the Transferor to any Person other than the Borrower.

29. No such Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the holder/payee in respect of the related Receivable.

30. There has been no default, breach, violation or event permitting acceleration under the terms of any such Contract, and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any such Contract, and there has been no waiver of any of the foregoing.

31. No selection procedures adverse to the Borrower, the Agent or the Lender have been utilized in selecting any such Contract from all other similar Contracts of that Type originated or purchased by the Transferor.

32. The Obligor received a legible, completely filled-in copy of such Contract and any other document that the Obligor was asked to sign in connection with the borrowing of funds under such Contract.

33. The Borrower has delivered to the Custodian the sole original counterpart of such Contract and such document constitutes the entire agreement between the Obligor in favor of the Originator and its further assigns in respect thereof.

34. Each such Contract is in full force and effect in accordance with its terms and neither the Borrower nor the Obligor has suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by any other party to such Contract; and there are no proceedings pending asserting insolvency of such Obligor; and there are no proceedings pending wherein such Obligor, any other obligated party or any governmental agency has alleged that such Contract is illegal or unenforceable; and none of the Scheduled Payments are subject to any set-off or credit of any kind.

35. Each such Contract is substantially in the form of one of the form contracts attached to the RLSA as Exhibit D applicable to such Type.

36. If conveyed from and after the Amendment No. 2 Closing Date, such Contract does not provide for interest only payments.